UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported) November 4, 2022

Bright Health Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40537	47-4991296
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 Norman Center Drive Suite 900, Minneapolis, Minnesota	55437
Address of Principal Executive Office	(Zip Code)
(612) 238-1321
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BHG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 8, 2022, Bright Health Group, Inc. (the "Company"), entered into Amendment No. 3 (the “Amendment”) to its Credit Agreement, dated March 1, 2021, among the Company, the other Loan Parties party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (as amended by the Amendment, the “Credit Agreement”).

The Amendment waived certain collateral related defaults and provided that the Company would (i) not be required to test the debt to capitalization ratio covenant in the Credit Agreement during and including the four quarter test period ending September 30, 2022 through and including the four quarter test period ending September 30, 2023, (ii) be required to maintain a minimum liquidity of $200.0 million from November 8, 2022 through and including September 30, 2023 and (iii) be required to maintain a minimum liquidity of $150.0 million after September 30, 2023. Neither these collateral related defaults, nor the waivers and Amendment resulted in a material increase in or an acceleration of our financial obligations under the Credit Agreement.

The above summary of the Amendment is qualified in its entirety by reference to the full and complete terms of the Amendment, which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference, and to the full and complete terms of the Credit Agreement, which was included as an exhibit to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on June 15, 2021.

Item 2.02.     Results of Operations and Financial Condition.

On November 9, 2022, the Company issued a news release announcing its financial results for the third quarter ended September 30, 2022. A copy of the news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information in Item 2.02 and Exhibit 99.1 of this Current report on Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information and exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 2.05.    Costs Associated with Exit or Disposal Activities.

On October 11, 2022, the Company issued a press release announcing, among other things, that it will focus on delivering affordable healthcare to aging and underserved populations through its fully aligned care model in Florida, Texas and California, and that it will no longer offer Individual and Family Plan products through Bright HealthCare in 2023, or Medicare Advantage products outside of California. As a result of these strategic changes, on November 4, 2022, the Board of Directors (the “Board”) of the Company approved a plan to restructure its workforce and reduce expenses based on the Company's updated business model. The Company expects to effectuate this plan over the next six to twelve months.

The Company is currently unable in good faith to make a determination of an estimate of the amount or range of amounts expected to be incurred in connection with this plan, both with respect to each major type of cost associated therewith and with respect to the total cost, or an estimate of the amount or range of amounts that will result in future cash expenditures. The Company will file an amendment to this Current Report on Form 8-K after it determines such estimates or ranges of estimates.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On November 4, 2022, the Board of the Company approved the appointment of Jeff Cook, chief executive officer, NeueHealth, as Chief Operating Officer of the Company, effective as of November 9, 2022. As Chief Operating Officer, Mr. Cook will oversee the day-to-day operations of the Company, including leading our NeueHealth and Senior Managed Care businesses.

Mr. Cook previously served as chief executive officer of NeueHealth, our personalized care delivery business, since June 2022. Prior to Bright Health, he served as national Vice President of CVS Health HUBs, CVS’ suite of HUB clinical services, from May 2020 to June 2022. Before that, Mr. Cook was the South Central Regional President of CVS Health/Aetna, where he led the commercial and Medicare Advantage business in Texas, Oklahoma, and New Mexico from January 2018 to January 2020, and was the Chief Executive Officer of Texas Health Aetna from 2016 to May 2020, during which time he led the development of a joint venture between Texas Health Resources and Aetna to create a joint health plan from the ground up. Prior to those roles, he held various leadership positions at Ascension Health and UnitedHealthcare. Mr. Cook has broad health care experience leading initiatives at the forefront of value-based care and consumer-driven healthcare, and holds a Bachelor of

Business Administration from Baylor University and a Masters of Science in Health Administration from Texas State University.

The selection of Mr. Cook to serve as Chief Operating Officer was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. Cook and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On November 9, 2022, the Company announced that Michael Carson, the Chief Executive Officer of Bright HealthCare, is stepping down from his role with the Company, effective December 2, 2022. Upon his departure, Mr. Carson will be entitled to receive separation benefits in accordance with the Company’s previously disclosed 2021 Severance Plan.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 3, dated as of November 8, 2022, among Bright Health Group, Inc., the other Loan Parties party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.
99.1	News Release, dated November 9, 2022
104	The cover page from the Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHT HEALTH GROUP, INC.

Date:	November 9, 2022	By:	/s/ Jeff Craig
		Name:	Jeff Craig
		Title:	General Counsel and Corporate Secretary